Exhibit 99.1

530-8th Avenue SW, 6th floor
Date: March 26, 2015	Calgary AB, T2P 3S8
www.computershare.com

To:	All Canadian Securities Regulatory Authorities
NYSE MKT

Subject: TRANSATLANTIC PETROLEUM LTD.

Dear Sir/Madam:

We advise of the following with respect to the upcoming Meeting of Security Holders for the subject Issuer:

Meeting Type :	Annual General Meeting
Record Date for Notice of Meeting :	April 20, 2015
Record Date for Voting (if applicable) :	April 20, 2015
Beneficial Ownership Determination Date :	April 20, 2015
Meeting Date :	June 10, 2015
Meeting Location (if available) :	Addison, TX

Issuer sending proxy related materials directly to NOBO:	No
Issuer paying for delivery to OBO:	Yes

Notice and Access (NAA) Requirements:
NAA for Beneficial Holders	Yes
Beneficial Holders Stratification Criteria:	Not Applicable
NAA for Registered Holders	Yes
Registered Holders Stratification Criteria:	Not Applicable

Voting Security Details:

Description	CUSIP Number	ISIN
COMMON SHARES	G89982113	BMG899821133

Sincerely,

Computershare
Agent for TRANSATLANTIC PETROLEUM LTD.